                                                                 EXHIBIT 99

FOR RELEASE ON OCTOBER 15, 1997  1:15 PST

FOR MORE INFORMATION CONTACT:
Eric Keller or Lois Eckmann
(408) 325-2200


                   ASPECT TELECOMMUNICATIONS ANNOUNCES RESULTS
                    FOR THE QUARTER ENDED SEPTEMBER 30, 1997
                    Revenues of $99.2 million set new record

SAN JOSE, CA OCT. 15, 1997 --- Aspect Telecommunications Corporation (Nasdaq:ASPT) announced today financial results for the quarter ended September 30, 1997 which reflect new record levels of business. Aspect acquired privately held Commerce Soft Inc. in September 1997 and, as previously disclosed, this transaction results in a one-time charge for in-process technology of $4.9 million ($0.10 per share).

Net revenues of $99.2 million for the third quarter of 1997 increased 6 percent over the prior quarter to a new record level, while increasing 24 percent compared to the same quarter last year. For the first nine months of 1997, revenues reached $284.4 million, an increase of 29 percent over the first nine months of 1996. Excluding the one-time charge, income from operations for the third quarter of 1997 was $17.8 million or 18 percent of revenues while net income for the quarter was $11.9 million or 12 percent of revenues. On the same basis, fully diluted earnings per share for the quarter was $0.23, up from $0.19 in the year earlier period and up from $0.22 in the second quarter of 1997 (not including a $0.02 gain from the sale of appreciated securities in the second quarter). Cash, cash equivalents and short term investment balances at the end of September 1997 reached $148.0 million, up almost $14 million in the quarter.

Commenting on these results, James R. Carreker, Aspect's chairman and chief executive officer stated, "We are pleased to be reporting another period of steady top-line and bottom-line growth which represents continued good market acceptance of the company's products and services for mission-critical call centers. Our acquisition of Commerce Soft and its Web-based, Java-enabled, collaborative call center technology demonstrates an ongoing commitment to bring our customers a broad array of new and innovative integrated call center solutions. We are also pleased to note progress in our consulting and systems integration business unit, which we established in 1996, as exemplified by the recent receipt of a systems integration order to design and implement one of the largest networked commercial call centers in Europe."



                                    - more -

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ASPECT TELECOMMUNICATIONS RESULTS FOR QUARTER ENDED SEPTEMBER 30, 1997, PAGE 2

All financial results for 1996 have been restated to reflect the acquisitions of Envoy Holdings Limited on September 30, 1996 and Prospect Software, Inc. on October 21, 1996. Both acquisitions were accounted for as pooling of interests. Share and per share amounts contained in this release have been adjusted for the two-for-one stock split effective January 28, 1997.

Founded in 1985, Aspect Telecommunications is a global provider of comprehensive business solutions for mission-critical call centers. Aspect products include automatic call distributors, interactive response systems, call center management information and reporting tools, call center planning and forecasting packages, and computer-telephony integration tools and software. Aspect also provides services vital to call center environments, including business applications consulting, systems integration and training. World headquarters are located in San Jose, California. For additional information, visit Aspect on the World Wide Web at http://www.aspect.com.

Note: Aspect Telecommunications and the Aspect logo are registered trademarks of Aspect Telecommunications Corporation.


                - tables follow -











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                     ASPECT TELECOMMUNICATIONS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                        September 30, 1997  December 31, 1996
                                        ------------------  -----------------
                                           (Unaudited)
Assets
Current assets:
  Cash, cash equivalents and short-term
    investments                               $147,956           $115,797
  Accounts receivable, net                      72,089             53,211
  Inventories                                   10,367             15,485
  Other current assets                          11,657             14,731
                                              --------           --------
      Total current assets                     242,069            199,224

  Property and equipment, net                   58,197             51,348
  Intangible assets, net                        26,181             28,888
  Other assets                                   3,389              3,633
                                              --------           --------
  Total assets                                $329,836           $283,093
                                              ========           ========
Liabilities and shareholders' equity
Current liabilities:
  Accounts payable                            $ 10,421           $ 10,027
  Accrued liabilities                           42,737             29,637
  Customer deposits and deferred revenue        14,150             19,481
                                              --------           --------
      Total current liabilities                 67,308             59,145

Note payable                                     4,500              4,500
Shareholders' equity                           258,028            219,448
                                              --------           --------
Total liabilities and shareholders' equity    $329,836           $283,093
                                              ========           ========

                      ASPECT TELECOMMUNICATIONS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data - unaudited)


                                                       Three Months Ended               Nine Months Ended
                                                    ------------------------        ------------------------
                                                         September 30,                    September 30,
                                                      1997            1996            1997            1996
                                                    --------        --------        --------        --------
Net revenues:
  Product                                           $ 68,558        $ 60,071        $202,042        $165,572
  Customer support                                    30,634          20,153          82,309          54,582
                                                    --------        --------        --------        --------
Total net revenues                                    99,192          80,224         284,351         220,154
Cost of revenues:
  Cost of product revenues                            21,531          20,213          65,214          54,847
  Cost of customer support revenues                   21,451          14,873          58,349          39,612
                                                    --------        --------        --------        --------
Total cost of revenues                                42,982          35,086         123,563          94,459
                                                    --------        --------        --------        --------
Gross margin                                          56,210          45,138         160,788         125,695

Operating expenses:
  Research and development                            11,452           8,930          33,964          24,595
  Selling, general and administrative                 27,003          21,260          75,207          58,882
  Purchased in-process technology                      4,910            --             4,910            --
                                                    --------        --------        --------        --------
Total operating expenses                              43,365          30,190         114,081          83,477
                                                    --------        --------        --------        --------

Income from operations                                12,845          14,948          46,707          42,218
Interest and other income, net                         1,625             482           6,466           1,033
                                                    --------        --------        --------        --------

Income before income taxes                            14,470          15,430          53,173          43,251
Provision for income taxes                             7,461           5,740          22,362          16,062
                                                    --------        --------        --------        --------

Net income                                          $  7,009        $  9,690        $ 30,811        $ 27,189
                                                    ========        ========        ========        ========


Primary earnings per share:
   Net income per share (a)                         $   0.13        $   0.21        $   0.59        $   0.59
                                                    ========        ========        ========        ========
   Shares used in per share computations (a)          52,233          46,588          52,221          46,432
                                                    ========        ========        ========        ========


Fully diluted earnings per share:
   Net income per share (a)                         $   0.13        $   0.19        $   0.59        $   0.54
                                                    ========        ========        ========        ========
   Shares used in per share computations (a)          52,452          52,846          52,251          52,692
                                                    ========        ========        ========        ========


(a) Share and per share data for all periods presented reflect a two-for-one stock split effective January 28, 1997.